Exhibit 21.1

SUBSIDIARIES OF

SUNSTONE HOTEL INVESTORS, INC.

Buy Efficient LLC	Sunstone Hazelwood, LLC	Sunstone Sea Harbor Lessee, Inc.
EP Holdings, LLC	Sunstone Holdco 3, LLC	Sunstone Sea Harbor, LLC
Pico Ventures, LLC	Sunstone Holdco 4, LLC	Sunstone SH Hotels, LLC
Rochester BevFlow, Inc.	Sunstone Holdco 5, LLC	Sunstone SHOP Lessee, Inc.
Rochester DC, LLC	Sunstone Holdco 6, LLC	Sunstone SHOP, LLC
Rochester RIBM Lessee, Inc.	Sunstone Holdco 7, LLC	Sunstone Sidewinder Lessee, Inc.
RTS Lessee, Inc.	Sunstone Holdco I, LLC	Sunstone Sidewinder, LLC
SHP DT Bevflow, Inc.	Sunstone Holt Lessee, Inc.	Sunstone Top Gun Lessee, Inc.
SHP Lessee Corp	Sunstone Holt, LLC	Sunstone Top Gun, LLC
SHP Lessee II Corp	Sunstone Hotel Acquisitions, LLC	Sunstone Valley River Lessee, Inc.
SHP Lessee III Corp	Sunstone Hotel Investors, Inc.	Sunstone Valley River, LLC
SHP Ogden, LLC	Sunstone Hotel Partnership, LLC	Sunstone Westwood, LLC
Sun BB, LLC	Sunstone Hotel TRS Lessee, Inc.	Sunstone Wharf Lessee, Inc.
Sun CC SPM, Inc.	Sunstone Hotels Rochester, LLC	Sunstone Wharf SPE, LLC
Sun CHP I, Inc.	Sunstone Hotels, LLC	Sunstone Wharf, LLC
Sun CS Mezz 1, LLC	Sunstone Jamboree Lessee, Inc.	Sunstone Windy Hill, LLC
Sun CS Mezz 2, LLC	Sunstone Jamboree, LLC	Sunstone Windy Hills Lessee, Inc.
Sun CS Mezz Lessee 1, Inc.	Sunstone K9 Lessee, Inc.	Sunstone/WB Manhattan Beach
Sun CS Mezz Lessee 2, Inc.	Sunstone K9, LLC	SWW No. 1, LLC
Sun Manhattan, LLC	Sunstone Kahler Lessee, Inc.	TTS Facilities, LLC
Sun Napa Merlot Lessee, Inc.	Sunstone Kahler, LLC	WB Grand Rapids Hotels, Inc.
Sun SHP II, LLC	Sunstone LA Airport Lessee, Inc.	WB Grand Rapids SPM, Inc.
Sunstone 42nd Street Lessee, Inc.	Sunstone LaSalle Lessee, Inc.	WB Grand Rapids, Inc.
Sunstone 42nd Street, LLC	Sunstone LaSalle, LLC	WB Grand Rapids, LLC
Sunstone Big Beaver Lessee, Inc.	Sunstone Leesburg Lessee, Inc.	WB Sunstone-Boise, Inc.
Sunstone Big Beaver, LLC	Sunstone Leesburg, LLC	WB Sunstone-Boise, LLC
Sunstone Broadhollow Lessee, Inc.	Sunstone Longhorn GP, LLC	WB Sunstone-Hollywood, LLC
Sunstone Broadhollow, LLC	Sunstone Longhorn Holdco, LLC	WB Sunstone-Lake Oswego Lessee, Inc.
Sunstone Broadway Holdco, LLC	Sunstone Longhorn Lessee GP, LLC	WB Sunstone-Lake Oswego, LLC
Sunstone Broadway Lender, LLC	Sunstone Longhorn Lessee, LP	WB Sunstone-Portland, Inc.
Sunstone Broadway Lessee, Inc.	Sunstone Longhorn, LP	WB Sunstone-Portland, LLC
Sunstone Broadway, LLC	Sunstone MacArthur Lessee, Inc.	WB Sunstone-Riverside, Inc.
Sunstone Center Court Lessee, Inc.	Sunstone MacArthur, LLC	WB Sunstone-Riverside, LLC
Sunstone Center Court, LLC	Sunstone Napa, LLC	WHP BevFlow, LLC
Sunstone Century Star Lessee, Inc.	Sunstone North State Lessee, Inc.	WHP Hotel Lessee 1, Inc.
Sunstone Century Star, LLC	Sunstone North State, LLC	WHP Hotel Lessee 3, Inc.
Sunstone Cowboy GP, LLC	Sunstone Ocean Lessee, Inc.	WHP Hotel Owner 2A, LLC
Sunstone Cowboy Lessee GP, LLC	Sunstone Ocean, LLC	WHP Hotel Owner 3, LP
Sunstone Cowboy Lessee, LP	Sunstone OP Properties, LLC	WHP Hotel Owner-1, LP
Sunstone Cowboy, LP	Sunstone Outparcel, LLC	WHP Hotel Owner-3A, LLC
Sunstone Downtown Lessee, Inc.	Sunstone Philly GP, LLC	WHP Manager-1, LLC
Sunstone Downtown, LLC	Sunstone Philly Lessee, Inc.	WHP Manager-3, LLC
Sunstone Durante Lessee, Inc.	Sunstone Philly, LP	WHP Mezz Borrower-1, LLC
Sunstone Durante, LLC	Sunstone Pledgeco, LLC	WHP Mezz Borrower-2, LLC
Sunstone East Pratt GP, LLC	Sunstone Quincy Lessee, Inc.	WHP PPE Owner-1, LLC
Sunstone East Pratt Lessee, Inc.	Sunstone Quincy, LLC	WHP Springing Member-3, Inc.
Sunstone East Pratt, LP	Sunstone Red Oak Lessee, Inc.	WHP Texas Beverage1, Inc.
Sunstone El Camino Lessee, Inc.	Sunstone Red Oak, LLC	WHP Texas Beverage2, Inc.
Sunstone El Camino, LLC	Sunstone RIP, LLC	WSRH LAX Airport, LLC
Sunstone Hartsfield Lessee, Inc.	Sunstone Rochester Outparcel, LLC	WSRH LAX Mezz Airport, LLC
Sunstone Hartsfield, LLC	Sunstone Sea Harbor Holdco, LLC